UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2016

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
On March 3, 2016, Tumi Holdings, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Samsonite International S.A., a public limited liability company (société anonyme) incorporated and governed by the laws of the Grand-Duchy of Luxembourg ("Samsonite"), and PTL Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Samsonite ("Merger Sub").
The Merger Agreement provides that, among other things and in accordance with the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the "Merger") with the Company continuing as the surviving corporation in the Merger, and, at the effective time of the Merger (the "Effective Time"), each outstanding share of common stock of the Company, par value $0.01 per share ("Company Common Stock") (other than shares owned by the Company or any of its subsidiaries or Samsonite or any of its subsidiaries (including Merger Sub), which shall be cancelled, and any Dissenting Shares (as defined in the Merger Agreement)), will automatically be cancelled and converted into the right to receive $26.75 in cash, without interest (the "Merger Consideration").
At the Effective Time and, in each case, in respect of those outstanding immediately prior to the Effective Time, whether vested or unvested, automatically and without any required action on the part of the holder thereof and less any applicable Taxes (as defined in the Merger Agreement) required to be withheld, (i) each Company Stock Option (as defined in the Merger Agreement) shall be cancelled and shall only entitle the holder of such Company Stock Option to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Stock Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Stock Option; provided that any such Company Stock Option with respect to which the per-share exercise price subject thereto is equal to or greater than the Merger Consideration shall be cancelled in exchange for no consideration, (ii) each Company Service RSU (as defined in the Merger Agreement) shall be cancelled and shall only entitle the holder of such Company Service RSU to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Service RSU multiplied by (y) the Merger Consideration and (iii) each Company Performance RSU (as defined in the Merger Agreement) shall be cancelled and shall only entitle the holder of such Company Performance RSU to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Performance RSU (assuming target-level performance) multiplied by (y) the Merger Consideration.
The Board of Directors of the Company has unanimously (1) determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (2) approved the execution, delivery and performance of the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement by the stockholders of the Company, who will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting that will be held on a date to be announced.
The closing of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of Company Common Stock entitled to vote thereon, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and receipt of any approvals or consents required under any other antitrust laws and the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement. Consummation of the Merger also is subject to approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by an ordinary resolution of the shareholders of Samsonite. Consummation of the Merger is not subject to a financing condition.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (2) not to engage in certain types of transactions during this period unless agreed to in writing by Samsonite, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the stockholder approval and (4) subject to certain exceptions, not to withhold, withdraw or qualify or modify in a manner adverse to Samsonite the recommendation of the Board that the Company's stockholders approve the adoption of the Merger Agreement.
The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company, its subsidiaries, and its and their respective representatives from soliciting alternative acquisition proposals from third parties or providing information to or participating in discussions or negotiations with third parties regarding alternative acquisition proposals, subject to customary exceptions relating to proposals that would reasonably be expected to lead to a superior proposal (as described in the Merger Agreement).
 The Merger Agreement contains certain termination rights and provides that, upon termination of the Merger Agreement by the Company or Samsonite upon specified conditions, including a change in recommendation of the board of directors of the Company, termination of the Merger Agreement by the Company to enter into a definitive agreement for a "Superior Proposal" (as defined in the Merger Agreement) or if the Company breaches its stockholder approval covenants in a manner that materially adversely affects the required timing or ability to obtain its stockholder approval, the Company will be required to pay Samsonite a termination fee of $54,700,000. The Merger Agreement also provides that Samsonite will be required to pay the Company a termination fee of $18,200,000 upon a change in recommendation of the board of directors of Samsonite or if Samsonite breaches its shareholder approval covenants in a manner that materially adversely affects the required timing or ability to obtain its shareholder approval. In addition, if either party fails to receive its required shareholder approval, then such party will be required to pay the other party a termination fee of $13,700,000. Subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by 5:00 p.m. (New York City time) on December 31, 2016, subject to extension until March 3, 2017 for the purpose of obtaining regulatory clearances.
The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated by reference herein.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.
Additional Information
This communication is not a solicitation of a proxy from any stockholder of Tumi. In connection with the proposed transaction, Tumi will file with the SEC a proxy statement on Schedule 14A. Tumi will mail the proxy statement to its stockholders.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Tumi free of charge, at the website maintained by the SEC at www.sec.gov and at Tumi's website at www.tumi.com/s/investor-relations. In addition, the proxy statement and other documents filed by Tumi with the SEC (when available) may be obtained from Tumi free of charge by directing a request to parker.schram@icrinc.com.
The directors and executive officers of Tumi and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Tumi’s directors and executive officers is available in its proxy statement on Schedule 14A filed with the SEC on March 24, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and their respective interests will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2016, by and among Tumi Holdings, Inc., Samsonite International, S.A. and PTL Acquisition Inc.†

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Date: March 4, 2016	By:	/s/ Peter L. Gray
	Name:	Peter L. Gray
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 3, 2016, by and among Tumi Holdings, Inc., Samsonite International, S.A. and PTL Acquisition Inc.†

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.